UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders of PICO Holdings, Inc., (the "Company") held on May 15th, 2013. These matters are described in more detail in the Company's definitive proxy statement, dated March 28, 2013.

1.
Election of three members of the Board of Directors of the Company. The shareholders elected three directors to hold office until the 2016 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, by the following votes:

Name of Directors Elected	For	Against	Abstain	Broker Non-Voters
Carlos C. Campbell	15,418,141	3,622,943	47,305	1,755,845
Kristina M. Leslie	15,422,524	3,615,387	50,478	1,755,845
Kenneth J. Slepicka	14,821,267	4,219,706	47,416	1,755,845

The following individuals are continuing directors with terms expiring upon the 2014 Annual Meeting of Shareholders:
John R. Hart, Ronald Langley, and Michael J. Machado.

The following individuals are continuing directors with terms expiring upon the 2015 Annual Meeting of Shareholders:
Robert G. Deuster and Julie H. Sullivan, Ph.D.

2.	The advisory (non-binding) vote on the compensation of our named executive officers. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Voters
13,618,952	5,429,266	40,171	1,755,845

3.	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accountant for the 2013 fiscal year. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Voters
20,724,686	86,678	32,870	0

4.	The Company's Performance Incentive Plan. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Voters
14,791,791	4,220,495	76,103	1,755,845

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2013

PICO HOLDINGS, INC.

By: /s/ Maxim C. W. Webb

Maxim C.W. Webb
Executive Vice President, Chief Financial Officer and Treasurer

3